Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information, dated February 9, 2023, and included in this Post-Effective Amendment No. 123 on the Registration Statement (Form N-1A, File No. 333-59745) of Voya Funds Trust (the "Registration Statement").

/s/ Ernst & Young

Boston, Massachusetts

February 8, 2023